Blue Sphere Corporation 8-K

Exhibit 10.1

DEBENTURE REFINANCE AND PURCHASE AGREEMENT

THIS DEBENTURE REFINANCE AND PURCHASE AGREEMENT (this “Agreement”), dated as of May 26, 2017, by and between Blue Sphere Corporation, a Nevada corporation (the “Company”), Mstead Ltd, a corporation formed under the laws of the Republic of Mauritius (“Mstead”), the undersigned debenture holders (the “Holders”), and Cliffordale Capital, LLC, a New York limited liability company and one of the Holders (the “Investor”).

WHEREAS, the Company issued, in total, six (6) Senior Debentures, dated December 23, 2015, to the Holders in the aggregate principal amount of $3,000,000 (collectively, the “Debentures”), each of which bears interest at a rate of 11% per annum (“Interest”) and matures on December 22, 2017;

WHEREAS, the Company issued to each Holder a Senior Debenture, dated December 23, 2015, numbered and in the principal amount as set forth on the signature page hereto (the “Debenture”);

WHEREAS, on or about March 23, 2017, certain Holders and the Company amended the Debentures, as more fully described on that certain First Amendment to Senior Debenture;

WHEREAS, Mstead has expressed an interest in purchasing directly from certain Holders (the “Sellers”) $2,000,000 of the principal face amount of the Debentures (the “Debenture Purchase”), and exchanging such Debentures for newly issued securities of the Company consisting of the following (a) a Senior Subordinated Convertible Debenture, the form of which is attached hereto as Exhibit A (the “New Debentures”), having a face value of $2,000,000 (the “New Mstead Debenture”); and (b) a 5-year warrant (the “New Mstead Warrant”) to purchase up to 150,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), the form of which is attached hereto as Exhibit B (the “New Warrants”, together with the New Debentures, the “New Securities”);

WHEREAS, the Company has expressed an interest in issuing, and the Investor, has expressed an interest in receiving, in exchange for his Debenture in the principal amount of $1,000,000, (a) a New Debenture having a face value of $1,000,000 (the “New Investor Debenture”); and (b) a New Warrant to purchase up to 75,000 shares of Common Stock (the “New Investor Warrant”);

WHEREAS, in connection with the Debenture Purchase, the Sellers and Mstead are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(7) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the purchase and sale of the New Securities, the Company, the Investor and Mstead are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Company, the Holders, the Investor and Mstead desire that, upon the terms and subject to the conditions contained herein, the Company shall issue the New Debentures, New Warrants and a Pledge Agreement, the form of which is attached hereto as Exhibit C (the “Pledge Agreement”). The New Debentures, New Warrants, and any shares of Common Stock issuable upon (a) conversion of the New Debentures (“New Debenture Shares”) and (b) exercise of the New Warrants (“New Warrant Shares”) shall be referred to herein as the “New Securities”. The New Debentures, New Warrants, Pledge Agreement and this Agreement shall be collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the parties hereby agree as follows:

1.            Debentures.

(a)          Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), each Seller set forth on Schedule I attached hereto agrees to sell the Debenture set forth next to such Holder’s name on Schedule I to Mstead, and Mstead agrees to purchase such Debentures from the Holders representing, in the aggregate, a principal amount of $2,000,000. The Holders and their respective principal amount of Debentures being purchased are listed on Schedule I.

(b)          Interest and Prepay Premium. In connection with the purchase and sale of the Debentures as provided in Section 1(a) above, the Company shall, on the next interest payment date set forth in the Debentures, pay to each Holder all accrued and unpaid interest on such Holder’s Debenture through the Closing Date (as defined below).

(c)          Seller Representations and Warranties. Each Seller, severally and not jointly, hereby represents and warrants to Mstead as follows:

(i)           Ownership of Debentures. Such Seller owns all of its Debentures as set forth on Schedule I hereto free and clear of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), and, as a result of the Debenture Purchase, Mstead will, at the Closing, acquire good, valid and marketable title to the Debenture free and clear of all Encumbrances, other than those that may be created or incurred by Mstead, and at the Closing. Such Seller has not granted any power of attorney with respect to its Debenture and no such power of attorney shall be granted by such Seller.

(ii)          Authority Relative to this Agreement. Such Seller has all requisite right, power and authority to execute and deliver the Agreement to which such Seller is a party, to perform its obligations hereunder and to consummate the transactions contemplated hereby and shall have all such requisite right, power and authority as of the Closing. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms contained herein.

(iii)         Consents and Approvals; No Violations. The execution or delivery of this Agreement by such Seller, the performance by such Seller of any of such Seller’s obligations hereunder will not (a) require such Seller to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification or (b) require a consent under, result in a material violation or material breach of, constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of such Seller pursuant to, any of the terms, conditions or provisions of any contract to which such Seller is a party or by which such Seller is bound.

(iv)        No General Solicitation. Neither such Seller, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Debentures.

(v)         No Disqualification Events. Neither such Seller, nor any person that has been or will be paid (directly or indirectly) remuneration or a commission for their participation in the offer or sale of the Debentures, including solicitation of purchasers for such Seller is subject is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) under the Securities Act or is subject to a statutory disqualification described under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended.

(vi)        Such Seller is not an issuer or a subsidiary, either directly or indirectly, of the Company.

(vii)       Reliance.  The foregoing representations and warranties in this Section 1(c) are made by such Seller as of the date hereof with the knowledge and expectation that Mstead and the Company are relying upon them.

2.            Purchase and Sale of New Securities.

(a)         Upon the terms and subject to the conditions set forth in this Agreement and in consideration of the aggregate principal amount delivered by Mstead to all of the Sellers as set forth in Schedule I (the “Principal Amount”), the Company hereby agrees to issue and deliver the New Mstead Debenture and the New Mstead Warrants to Mstead in exchange for the Debentures purchased from the Sellers as set forth in Schedule I, free of all Encumbrances, and Mstead hereby agrees to accept such New Securities free of all Encumbrances.

(b)         Upon the terms and subject to the conditions set forth in this Agreement, and in exchange for the Investor’s Debenture, the Company hereby agrees to issue and deliver the New Investor Debenture and the New Investor Warrants to the Investor, free of all Encumbrances, and the Investor hereby agrees to accept such New Securities free of all Encumbrances.

3.            Closing. Subject to the terms and conditions of this Agreement, the closing of the Debenture Purchase and the purchase of the New Securities (the “Closing”) shall take place no later than two (2) business days after the last of the conditions set forth in Section 3(a) through Section 3(c) have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

(a)         Company Closing Deliverables. At or prior to the Closing, the Company shall deliver to the other parties hereto, as applicable, the following:

(i)          to all parties hereto, a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions below have been satisfied:

(1)       the Company has completed the listing of its Common Stock on The NASDAQ Capital Market (the “Uplist”) in connection with its Company’s public offering of its Common Stock and warrants to purchase shares of Common Stock (the “Public Offering”), as fully contemplated in the Company’s Registration Statement on Form S-1, as amended, filed with the SEC under Registration No. 333-215110;

(2)       the Company has raised at least USD $12 million in capital, in the aggregate pursuant to the Public Offering; and

(3)       the Company has met all conditions necessary to the Closing;

(ii)         to Mstead, written notice from Maxim Group, LLC, confirming that the Company has completed the Uplist and has raised at least USD $12 million in capital, in the aggregate, pursuant to the Public Offering;

(i)          to Mstead, a copy by email of the New Mstead Debenture and New Mstead Warrants purchased by Mstead hereby, and notice (including tracking information) that the New Mstead Debenture and New Mstead Warrants have been sent by registered international delivery service to Mstead at the address set forth in Section 11; and

(iv)         to the Investor, a copy by email of the New Investor Debenture and the New Investor Warrants purchased by the Investor hereby, and notice (including tracking information) that the New Investor Debenture and the New Investor Warrants have been sent by registered or certified mail to the Investor at the address set forth in Section 11.

(b)         Mstead Closing Deliverables. At or prior to the Closing, Mstead shall deliver to the other parties hereto a certificate, dated the Closing Date and signed by a duly authorized officer of Mstead, that each of the conditions below have been satisfied:

(i)           Mstead has participated in the Public Offering;

(ii)          the Principal Amount has been deposited by Mstead into all of the bank accounts of the Sellers, as specified by the Sellers by separate payment instruction; and

(iii)         Mstead has met all conditions necessary to the Closing.

(c)         Investor and Seller Closing Deliverables. At or prior to the Closing, the Investor and each Seller shall each deliver to the other parties hereto, as applicable, the following:

(i)           to all parties hereto, a signed notice that it has met all conditions necessary to the Closing; and

(ii)          to the Company, the original version of the Investor’s Debenture or Seller’s Debenture, as applicable.

4.            Mstead and Investor Representations and Warranties. Each of Mstead and the Investor, severally and not jointly, hereby represents and warrants to the Company and, solely in the case of Mstead, the Sellers, that:

(a)         Standing. It has the legal capacity and power to enter into this Agreement.

(b)         Authorization and Power. It has the requisite power and authority to enter into and perform this Agreement and accept the New Debenture and New Warrants acquired by it. The execution, delivery and performance of this Agreement by it, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by it and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of it enforceable against it in accordance with the terms hereof.

(c)         Accredited Investor Status. It is, and reasonably believes it will be at the time of the conversion of the New Debentures and exercise of the New Warrants acquired by it, an “accredited investor,” as such term is defined in Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of publicly-owned companies listed on the London Stock Exchange and Johannesburg Stock Exchange in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which it hereby agrees represents a speculative investment. It has the authority and is duly and legally qualified to purchase and own the New Securities acquired by it. It acknowledges that an investment in the Company’s New Debentures and New Securities is highly speculate and it is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)         Purchase of New Securities. It is purchasing the New Securities acquired by it for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute, or regarding the distribution of, the New Debenture Shares and New Warrant Shares.

(e)          Compliance with Securities Act. It understands and agrees that the New Securities have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of its representations and warranties contained herein), and that such New Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(f)          Share Legend. The New Securities shall bear the following or similar legend:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

(g)         Communication of Offer. At no time was it presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)         No Governmental Endorsement. It understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the New Securities, or the suitability of the investment in the New Securities, nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

(i)          Receipt of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to invest in and to accept the New Securities acquired by it. It further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(j)          No Market Manipulation. It has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the New Securities or affect the price at which the New Securities may be issued or resold.

(k)          Risk of Loss. It acknowledges that there may be no market for the New Securities and that it may not be able to sell or dispose of the New Securities acquired by it; it has liquid assets sufficient to assure that the illiquid nature of the New Securities will cause no undue financial difficulties and that, after purchasing the New Securities acquired by it, it will be able to provide for any foreseeable current needs and possible personal contingencies. It is financially able to bear the economic risk of this investment, including the ability to hold the New Securities acquired by it indefinitely or to afford a complete loss of its investment in the New Securities acquired by it.

(l)          (i) It was not organized or reorganized for the specific purpose of acquiring the New Securities, (ii) it has the full power and authority to execute this Agreement on behalf of itself and to make the representations and warranties made herein on its behalf, and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

5.            Company Representations and Warranties. The Company represents and warrants to, and agrees with, Mstead and the Investor that:

(a)          Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

(b)         Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(c)         Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations hereunder and thereunder, including, without limitation, the issuance of the Securities.

(d)         No Violation or Conflict. Neither the issuance of the New Securities nor the entry into and performance of the Company’s obligations under the Transaction Documents will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii)          result in the creation or imposition of any lien, charge or Encumbrance upon the Shares except in favor of Mstead as described herein;

(e)         The New Debenture Shares and New Warrant Shares. Upon issuance, the New Debenture Shares and the New Warrant Shares:

(i)           shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)          shall have been duly and validly issued, fully paid and non-assessable; and

(iii)         will not subject the holders thereof to personal liability by reason of being such holders.

(f)         No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(g)         The Company is engaged in business, is not in the organizational stage or in bankruptcy or receivership, and is not a blank check, blind pool, or shell company that has no specific business plan or purposes or has indicated that the Company’s primary business plan is to engage in a merger or combination of the business with, or an acquisition of, an unidentified person.

(h)         The Debentures have been authorized and outstanding for at least 90 days prior to the date hereof. The Debentures do not constitute the whole or part of an unsold allotment to, or a subscription or participation by, a broker dealer as an underwriter of the Debentures or a redistribution.

(i)         Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.            Board Member. After the Closing Date and during such time as Mstead owns or has a right to own five percent (5%) or more of the Company’s Common Stock, on a fully diluted basis (“Minimum Threshold”), Mstead shall have the right to designate one (1) individual as a member (the “Mstead Board Member”) of the Company’s Board of Directors (the “Board”); provided, however that, in accordance with Nasdaq Corporate Governance Rules, if Mstead’s beneficial ownership position declines below the Minimum Threshold whether through sales by Mstead or additional issuances by the Company, then Mstead’s right to designate the Mstead Board Member, shall terminate and the Mstead Board Member shall not stand for re-election at the next election of the Board unless nominated by a party unrelated to Mstead.

7.            Participation Rights. If, during a period that Mstead and/or the Investor, as the case may be, holds shares of Common Stock, rights to acquire shares Common Stock, or other equity linked securities of the Company, the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other equity linked securities (the “Subsequent Financing”), then, in each such case, Mstead and/or the Investor, as the case may be, shall have the right to participate on a fully-diluted (assuming the full conversion or exercise of the New Debentures and the New Warrants then outstanding and held by Mstead and/or the Investor, as the case may be) pro rata basis to acquire up to an aggregate maximum of thirty-three percent (33%) of the securities sold in such Subsequent Financing, upon the terms and conditions applicable to any such other investors.

8.            Registration Rights. The Company shall, within one hundred and eighty (180) days after the date hereof (the “Filing Date”), use its reasonable best efforts to prepare and file with the SEC a registration statement covering the New Debenture Shares and the New Warrant Shares for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Company shall have no obligation to file such registration statement pursuant to this Section 8 if the New Debenture Shares and New Warrant Shares are freely tradeable pursuant to Rule 144. The Company shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the Filing Date.

9.            Company Fees. The parties hereto represent to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby, other than (a) a five percent (5%) placement fee payable in cash by the Company to Maxim Group, LLC, as placement agent; (b) a five percent (5%) commitment fee payable in cash by the Company to Mstead; (c) a five percent (5%) structuring fee payable in cash by the Company to Mstead; and (d) a ten-thousand dollar ($10,000) extension fee payable by the Company to the Investor. The Company agrees to pay the foregoing fees on the Closing Date, which in the case of Mstead, shall be payable as an offset against Mstead’s subscription in the Public Offering.

10.          Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other parties and the other parties’ officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (a) any breach of any representation or warranty by the indemnifying party in this Agreement or (b) any breach or default in performance by the indemnifying party of this Agreement or any covenant or undertaking to be performed by the indemnifying party hereto.

11.          Miscellaneous.

(a)         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or email transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses (or to such other addresses which such party shall subsequently designate in writing to the other party):

(i)           if to the Company: [ ]

with a copy to: [ ]

(ii)          if to Mstead: [ ]

(ii)          if to Investor: [ ]

(iii)         if to Holder, to the address set forth next to its name on the signature page hereto.

(b)         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Holder has relied on any representations not contained or referred to in this Agreement and the Offering Summary delivered herewith.

(c)         Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)         Law Governing this Agreement and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

The parties to this Agreement shall submit all disputes arising under this Debenture to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

(e)         Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)         Counsel; Ambiguities. Each party and its counsel have participated, or have had the opportunity to participate, fully in the review of this Agreement and the other Transaction Documents. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting the Transaction Documents.

(g)         Expenses. The Company, the Holder and Mstead will each bear their own legal and other expenses with respect to the transactions contemplated herein.

(h)         Headings. The headings of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on and as of the date set forth above.

THE COMPANY:

BLUE SPHERE CORPORATION

/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer

MSTEAD:

MSTEAD LTD

/s/Mstead Ltd

INVESTOR:

CLIFFORDALE CAPITAL, LLC

/s/ Cliffordale Capital, LLC

[Signature Page of Holders Follows]

[Signature Page to Debenture Refinance and Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on and as of the date set forth above.

Holder:

Name of Holder:

By:
Title:
	Dated:	__________________________________, 2017

Address:

Attention:
Email:

[Signatures Continue on Next Page]

[Signature Page to Debenture Refinance and Purchase Agreement]